Exhibit 3.6

                              ARTICLES OF AMENDMENT
                      TO RESTATED ARTICLES OF INCORPORATION
                                       OF
                                  ALPNET, INC.


          THESE ARTICLES OF AMENDMENT are executed in duplicate effective the 31st day of March 1994 by the president and the secretary of ALPNET, Inc., a Utah corporation (the "CORPORATION"), pursuant to and in compliance with (a) Articles Fourth and Eighth of the "Restated Articles of Incorporation of Automated Language Processing Systems, Inc." dated 21 April 1986, as subsequently amended (the "RESTATED ARTICLES"); (b) Utah Code Ann. sectionsection16-10a-1001 and 16-10a-1002(1)(e) (1953, as amended); and (c) the authorization and direction of the Corporation's board of directors (the "BOARD").


                                    ARTICLE I
                                      NAME

          The name of the Corporation is ALPNET, INC.


                                   ARTICLE II
                                AMENDMENT ADOPTED

          The following paragraphs are hereby inserted at the end of Article Fourth of the Restated Articles:

                Unless otherwise designated by the Board of Directors at the time a series of preferred stock is established:

               1. All shares of preferred stock of all series shall be of equal rank.

               2. If the stated dividends or distributions for each series of preferred stock are not declared in full, are not set apart for payment in full or are not paid in full, then the shares of all series of preferred stock shall share ratably in the payment of available distributions or dividends in proportion to the amounts that would be payable with respect to the shares if all dividends or distributions were declared and paid in full.

               3. In any given fiscal year, unless and until a full dividend or distribution has been declared and paid for all series of preferred stock, the Corporation shall not (a) declare or pay any dividends on its common stock; (b) make any distributions with respect to its common stock; or (c) redeem, retire or otherwise acquire for a valuable consideration any of its common stock.

               4. If the assets of the Corporation that are available for distribution to stockholders of preferred stock upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or upon a reduction in the capital of the Corporation (collectively a "LIQUIDATION") are insufficient to pay in full the amounts payable to the holders of all series of preferred stock upon Liquidation, then the shares of all series of preferred stock shall share ratably in any available distribution of assets in proportion to the amounts that would be payable with respect to the shares if the Corporation's assets were sufficient to permit the payment in full of those amounts.

               5. The holders of voting preferred shares that can be converted into the Corporation's common stock shall have the right to vote the number of shares of common stock into which the preferred stock can be converted. The holders of the Corporation's common stock and the holders of such voting, convertible preferred stock shall all vote as one class.

               The Corporation is authorized to issue 459,411 shares of $2.55 convertible, voting, non-cumulative 10% preferred stock, series B, without par value (the "SERIES B PREFERRED STOCK"), having the preferences, limitations and relative rights set forth in the specimen Series B Preferred Stock certificate that is attached hereto and that is incorporated herein by reference. The Series B Preferred Stock shall take priority over the Series C Preferred Stock as to rank, dividend preference and liquidation preference, as set forth in paragraphs 2 and 3 of the specimen Series B Preferred Stock certificate that is attached hereto.

               The Corporation is authorized to issue 584,257 shares of $3.09 convertible, voting, non-cumulative 10% preferred stock, series C, without par value (the "SERIES C PREFERRED STOCK"), having the preferences, limitations and relative rights set forth in the specimen Series C Preferred Stock certificate that is attached hereto and that is incorporated herein by reference.


                                   ARTICLE III
                          DATE OF ADOPTION OF AMENDMENT

          The Board adopted the amendment (the "AMENDMENT") described in Article II above effective 31 March 1994.


                                   ARTICLE IV
                        SHAREHOLDER APPROVAL NOT REQUIRED

          Pursuant to the authority granted to the Board by the Fourth Article of the Restated Articles and by Utah Code Ann. sectionsection16-10a-602(1)(b) and 16-10a-1002(1)(e), the Board, without shareholder action, may amend the Restated Articles, and these Articles of Amendment have been so adopted, approved and authorized by the Board.

                                   ALPNET, INC.,
                                   a Utah corporation


ATTEST:
                                   By:\s\ Thomas F. Seal
                                      THOMAS F. SEAL
                                      Its President

By:\s\ Leo A. Jardine
   LEO A. JARDINE
   Its Secretary



                                 S P E C I M E N



THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



                                  ALPNET, INC.
                          INCORPORATED UNDER THE LAWS OF THE
                                 STATE OF UTAH


                     $3.09 CONVERTIBLE, VOTING, NON-CUMULATIVE 10%
                      PREFERRED STOCK, SERIES C, WITHOUT PAR VALUE
                        TOTAL AUTHORIZED ISSUE:  584,257 SHARES


CERTIFICATE NUMBER                                                     *000,000*
*PC000*                                       SHARES OF SERIES C PREFERRED STOCK


          THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, ________________ (the "HOLDER"), is the registered holder of *000,000* shares of the $3.09 convertible, voting, non-cumulative 10% preferred stock, series C, without par value (the "SERIES C PREFERRED STOCK") of ALPNET, INC., a Utah corporation (the "COMPANY"), which stock is fully paid and nonassessable and which stock is transferable on the books of Company by Holder in person or by Holder's attorney upon surrender of this certificate (the "CERTIFICATE") properly endorsed.

          In this Certificate, the term "COMMON STOCK" shall refer to the common stock, no par value per share, of Company. The Series C Preferred Stock represented by this Certificate is subject to the following terms and conditions :

          1. DESIGNATION. The shares of Series C Preferred Stock shall have such designations, powers and preferences and related voting, dividend, conversion and other rights, qualifications, limitations and restrictions as are set forth herein. Subject to the provisions of paragraph 13 relating to Company's Series B Preferred Stock (as defined herein), all shares of Company's preferred stock of all series shall be of equal rank.

          2. DIVIDEND PREFERENCE. Holder shall be entitled to receive a cash dividend or distribution (the "DIVIDEND") for each share of Series C Preferred Stock at the rate of ten percent (10%) per annum on the original $3.09 issue amount of such share, subject to the following terms and conditions:


               2.1. Dividends shall be declared and paid, in full or in part, only when funds for payment of the same are legally available and if, when and as the board of directors (the "BOARD") of Company, in its sole discretion, shall deem the same to be advisable. The determination by the Board of the amount available for payment of Dividends shall be binding and conclusive on the holders of all stock of Company outstanding at the time.

               2.2. Dividends on Series C Preferred Stock shall be non-cumulative, so that if the full amount of Dividends have not been paid on the Series C Preferred Stock for any particular fiscal year of Company (the "FISCAL YEAR"), then Holder shall not be entitled to receive a Dividend payment in later Fiscal Years to make up for the earlier shortage.

               2.3. If the stated dividends or distributions for each series of Company's preferred stock are not declared in full, are not set apart for payment in full or are not paid in full, then subject to the provisions of paragraph 13 the shares of all series of Company's preferred stock shall share ratably in the payment of available distributions or dividends in proportion to the amounts that would be payable with respect to the shares if all dividends or distributions were declared and paid in full.

               2.4. In any given Fiscal Year, unless and until a full dividend or distribution has been declared and paid for all series of preferred stock, Company shall not (a) declare or pay any dividends on its Common Stock; (b) make any distributions with respect to its Common Stock; or (c) redeem, retire or otherwise acquire for a valuable consideration any of its Common Stock.

          3. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Company, or any reduction in Company's capital resulting in any distribution of assets to its stockholders (collectively the "LIQUIDATION"), Holder shall be entitled to receive the amount of $3.09 for each share of Series C Preferred Stock owned by Holder, plus an amount equal to all declared, but unpaid dividends, if any, on such shares, before any amount shall be paid to the holders of Common Stock but subject to a ratable sharing with holders of other series of Company's preferred stock as described below. Such payment may be in cash or out of the assets of Company, and may be from Company's capital or earnings, but only to the extent that the same are legally available. For the purposes of this paragraph, the following events shall not be deemed to be a liquidation, dissolution or winding up of
Company: (a) a consolidation or merger of Company with or into any other corporation or corporations; and (b) a disposition by Company of all or substantially all of its assets. Holder shall not be entitled to receive any amounts with respect to Series C Preferred Stock upon any Liquidation other than the amounts that are specifically provided for in this paragraph. Not-withstanding the foregoing, if the assets of Company that are available for distribution to stockholders of preferred stock upon a Liquidation are insufficient to pay in full the amounts payable to the holders of all series of Company's preferred stock upon Liquidation, then subject to the provisions of paragraph 13 the shares of all series of Company's preferred stock shall share ratably in any available distribution of assets in proportion to the amounts that would be payable with respect to the shares if Company's assets were sufficient to permit the payment in full of those amounts.

          4. VOTING RIGHTS. For each share of Series C Preferred Stock, Holder shall have the right to that number of votes equal to the number of votes appurtenant to the number of shares of Common Stock issuable upon conversion of said share of Series C Preferred Stock into Common Stock. Holders of Series C Preferred Stock, holders of other series of Company's voting preferred shares that can be converted into Common Stock (voting the number of shares of Common Stock into which the preferred stock could be converted) and holders of Common Stock shall vote as a single class, except as otherwise provided by law or by Company's articles of incorporation.

          5. VOLUNTARY CONVERSION. Holder shall have the right, at its option, to convert shares of Series C Preferred Stock into fully paid and nonassessable shares of Common Stock (or to stock of Company to which said Common Stock may be changed from time to time hereafter) on the following terms and conditions:

               5.1. The conversion ratio (the "CONVERSION RATIO") shall be nine shares of Common Stock for each one share of Series C Preferred Stock (rounded to the nearest whole number of shares); provided, however, that the Conversion Ratio shall be subject to adjustment from time to time as provided in subparagraph 5.4.

               5.2. No fractional shares or scrip representing fractional shares shall be issued upon conversion of Series C Preferred Stock into Common Stock.

               5.3. Holder may effect a conversion of all or part of the Series C Preferred Stock into Common Stock at any time or from time to time on or after the date hereof by presentation and surrender of this Certificate to Company, together with a written election to exercise such conversion option. If the conversion option is exercised in part only, then upon surrender of this Certificate for cancellation, Company shall execute and deliver a new Certificate for the remaining Series C Preferred Stock in form and substance otherwise identical to the Certificate. Upon receipt by Company of this Certificate, in proper form for exercise of the conversion option, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Holder.

               5.4. The Conversion Ratio shall be subject to adjustment in accordance with the following terms and conditions:

                    5.4.1.  If at any time, or from time to time, Company shall
(a) subdivide its outstanding shares of Common Stock into a greater number of shares, (b) pay a dividend in shares of its Common Stock or (c) make a distribution in shares of its Common Stock, then the number of shares of Common Stock then deliverable upon conversion of Series C Preferred Stock into Common Stock shall be proportionately increased, and, conversely, if the outstanding shares of the Common Stock shall be combined into a smaller number of shares, then the number of shares of Common Stock then deliverable upon conversion of Series C Preferred Stock into Common Stock shall be proportionately decreased.

                    5.4.2. In the case of (a) any classification, reclassification or other reorganization of the capital stock of Company, (b) the consolidation or merger of Company with or into another corporation or (c) the conveyance to another corporation of all or any major portion of the assets of Company (collectively referred to herein as the "RECONFIGURATION"), then as part of such Reconfiguration:

                         5.4.2.1.  Adequate provision shall be made  whereby
Holder, upon conversion of Series C Preferred Stock as herein provided, shall be entitled to receive on the same basis and conditions as holders of Common Stock, the stock, securities or other property which Holder would have been entitled to receive upon such Reconfiguration, if Holder had converted the Series C Preferred Stock into Common Stock immediately prior to the Reconfiguration.

                         5.4.2.2.  Appropriate provision shall be made with
respect to the rights and interests of Holder to the end that the provisions of this paragraph 5 shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or other property thereafter deliverable upon the conversion of Series C Preferred Stock as herein provided.

                         5.4.2.3.  As a condition of any such Reconfiguration,
any corporation which shall become successor to Company by reason of such Reconfiguration shall expressly assume the obligation to deliver, upon the conversion of Series C Preferred Stock as herein provided, such shares of stock, securities or other consideration as Holder shall be entitled to receive pursuant to the provisions hereof.

The foregoing provisions shall similarly apply to successive Reconfigurations of or by any such successor.

                    5.4.3. Notwithstanding anything in this subparagraph 5.4 to the contrary, Company shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments, determined as provided above, shall have resulted in a change of the Conversion Ratio by at least five percent (5%), but when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by at least five percent (5%), then such change in the Conversion Ratio shall thereupon be given effect.

                    5.4.4. Upon any adjustment to the Conversion Ratio, Holder shall surrender the Certificate to Company, and Company shall issue a new Certificate to Holder reflecting such adjustments; provided, however, that nothing contained herein shall modify or restrict such adjustments if the Certificate is not so surrendered.

                    5.4.5. Whenever the Conversion Ratio is adjusted as herein provided, Company shall promptly file with Company's transfer agent for the Common Stock of Company a statement signed by appropriate officers of Company setting forth the adjusted Conversion Ratio. The statement shall set forth in reasonable detail the reason for and the manner of computing such adjustment.

                    5.4.6. Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon conversion of Series C Preferred Stock as herein provided. However, in no event shall Company be required to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Series C Preferred Stock surrendered for conversion may stand, and no conversion or issuance of Common Stock in such case shall be made unless and until the person requesting such issuance has paid to Company the amount of any such tax, or has established to the satisfaction of Company and its transfer agent, if any, that such tax has been paid. Upon any conversion of Series C Preferred Stock, as herein provided, no adjustment or allowance shall be made for future Dividends on the Series C Preferred Stock so converted, and all rights to future Dividends, if any, shall cease and be deemed satisfied; provided, however, that nothing contained herein shall relieve Company from its obligation to pay any dividends which shall have been declared and shall be payable to Holder with respect to the Series C Preferred Stock being converted as of a date prior to the date of such conversion even though the payment date for such dividend is subsequent to the date of conversion.

                    5.4.7. Series C Preferred Stock that is surrendered upon conversion into Common Stock shall not be reissued, and no Series C Preferred Stock shall be issued in lieu thereof or in exchange thereof.

               5.5. At all times Company shall reserve for issuance and/or delivery upon conversion of Series C Preferred Stock into Common Stock such number of authorized but unissued shares of Common Stock as shall be required for issuance or delivery upon such conversion.

               5.6. All shares of Common Stock which may be issued upon conversion of the shares of Series C Preferred Stock evidenced hereby will upon issuance by Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and Company shall take no action which shall cause a contrary result.

          6. EXCHANGE, ASSIGNMENT OR LOSS OF CERTIFICATE. This Certificate is exchangeable, without expense, at the option of Holder, upon presentation and surrender hereof to Company for other certificates of different denominations. This Certificate may only be transferred, assigned or hypothecated subject to the provisions of paragraph 8. Any such assignment shall be made by surrender of this Certificate to Company with such documentation as Company shall require and funds sufficient to pay any transfer tax; whereupon Company shall, without charge, execute and deliver a new Certificate in the name of the assignee named in such instrument of assignment, and this Certificate shall promptly be cancelled. This Certificate may be divided or combined with other certificates which carry the same rights upon presentation hereof at the office of Company, together with a written notice signed by Holder specifying the names and denominations in which new certificates are to be issued. The term "CERTIFICATE" as used herein includes any Certificates issued in substitution for or replacement of this Certificate, or into which this Certificate may be divided or exchanged. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Certificate, and in the case of loss, theft or destruction, of an indemnification reasonably satisfactory to Company, and in the case of mutilation, upon surrender and cancellation of this Certificate, Company will execute and deliver a new Certificate of like tenor. Any such new Certificate executed and delivered shall be the legal, valid and binding obligation of Company, whether or not this Certificate so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

          7. EXCLUSION OF ADDITIONAL RIGHTS. The shares of Series C Preferred Stock shall have no preemptive or subscription rights.

          8.  TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

               8.1. Neither the Series C Preferred Stock nor the Common Stock or any other security issued or issuable upon an exercise of the conversion option hereunder may be sold, transferred or otherwise disposed of except to a person who, in the reasonable opinion of counsel for Company, is a person to whom the Series C Preferred Stock or the Common Stock may legally be transferred (pursuant to paragraph 6 or otherwise) without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this paragraph with respect to any resale or other disposition of such securities.

               8.2. Company may, if it so elects, cause the following legend (or one similar to it) to be set forth on each certificate representing the Common Stock or any other security issued or issuable upon an exercise of the conversion option hereunder, which security has not theretofore been registered for distribution to the public unless counsel for Company is of the reasonable opinion as to any such certificate that such legend is unnecessary:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          9.  REGISTRATION.

               9.1. Upon the written request of Holder, Company agrees to register with the United States Securities and Exchange Commission (the "S.E.C.") and to qualify under any applicable Blue Sky or other state securities laws, from time to time, the offer and sale by Holder of the Common Stock issued, from time to time, as a result of the conversion of shares of Series C Preferred Stock into Common Stock. Said registration and qualification shall be accomplished within 90 days after Company files its next annual Form 10-K report with the S.E.C. following the exercise of Holder's conversion option hereunder; provided, however, Company shall not be obligated to register and/or qualify on behalf of Holder fewer than an aggregate of 200,000 such shares in any one registration and/or qualification.

               9.2. All expenses incurred in connection with any registration or qualification pursuant to this paragraph 9, including, without limitation, all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel for Company, and expenses of any special audits incidental to or required by such registration, shall be borne by Company.

               9.3. In the case of each registration and qualification effected by Company pursuant to this paragraph 9, Company will keep Holder advised in writing as to the initiation of each such registration and qualification and as to the completion thereof. At its expense Company will:

                    9.3.1. Keep such registration and qualification effective for a period of 120 days or until the distribution described in the registration statement relating thereto has been completed, whichever first occurs; and

                    9.3.2. Furnish such number of prospectuses and other documents incident thereto as Holder from time to time may reasonably request.

               9.4. Company and Holder shall be entitled to the following rights of indemnification in connection with this Certificate:

                    9.4.1. Company will indemnify Holder with respect to any registration and qualification effected pursuant to this paragraph 9 against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Company of any rule or regulation promulgated under the Act or any state securities law applicable to Company and relating to action or inaction required of Company in connection with any such registration or qualification, and will reimburse Holder for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to Company in an instrument duly executed by Holder specifically for use therein.

                    9.4.2. Holder will indemnify Company, each of its directors and officers who sign such registration statement, and each person who controls Company within the meaning of the Act, with respect to any registration and qualification effected pursuant to this paragraph 9, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document incident to any such registration or qualification or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Company, and such other directors, officers or other persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to Company in an instrument duly executed by Holder specifically for use therein.

                    9.4.3. Each party entitled to indemnification under this paragraph 9 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               9.5. Holder shall furnish to Company such written information relating to him or it and the distribution proposed by him or it as Company may request in writing and as shall be required in connection with any registration or qualification referred to in this paragraph 9.

          10. NO REDEMPTION PROVISIONS. The shares of Series C Preferred Stock are not subject in any way to voluntary or involuntary redemption by Company.

          11. PROTECTIVE PROVISIONS. The unanimous consent of each holder of Series C Preferred Stock shall be required for any action which (a) alters or changes the rights, preferences, privileges, designations, powers, qualifications, limitations or restrictions of the Series C Preferred Stock adversely; (b) increases the authorized number of shares of Series C Preferred Stock; or (c) creates any new class or series of shares having preference over or being on a parity with the Series C Preferred Stock.

          12. APPLICABLE LAW. This Certificate shall be governed by, and construed in accordance with, the laws of the State of Utah.

          13. SERIES B PREFERRED STOCK. Company has previously issued 459,411 shares of its $2.55 convertible, voting, non-cumulative 10% preferred stock, series B, without par value (the "SERIES B PREFERRED STOCK"). Notwithstanding any provisions of this Certificate to the contrary, the Series B Preferred Stock shall take priority over the Series C Preferred Stock as to rank, dividend preference and liquidation preference, as set forth in Company's articles of incorporation, as amended.


          DATED effective 31 March 1994.



                                        ALPNET, INC., a Utah corporation



                                         By:\s\ Thomas F. Seal
                                           THOMAS F. SEAL
                                           President
ATTEST:



\s\ Leo A. Jardine
LEO A. JARDINE
Secretary


 __________________________________________________________________

                          ELECTION OF CONVERSION OPTION

          The undersigned irrevocably elects to convert _______________ shares (all shares shall be presumed if the foregoing blank is not completed) of the Series C Preferred Stock represented by this Certificate into Common Stock and requests that the certificate for such shares be issued in the name of_________ _______________________________________________________________ at
______________________________________________________________ and be delivered to: ______________________________________________ at
__________________________________________________________________ and, if the
number of shares of Series C Preferred Stock that are converted shall not be all of the shares of Series C Preferred Stock evidenced by this Certificate, that a new certificate for the balance of shares of the Series C Preferred Stock be registered in the name of, and delivered to, ___________________________________
_______________________________________________________________ at
_________________________________________________________________.


DATED: ______________  19_____     ______________________________
                                        Signature


                                   ASSIGNMENT

          For value received, ________________________________________ does hereby sell, assign and transfer unto ______________________
_________________________________________________________________
___________________________ shares of the Series C Preferred Stock represented by this Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_________________________________________________________
as attorney to transfer said shares on the books of Company, with full power of substitution.

DATED: _______________  19____      _______________________________
                                        Signature

                                        Signature Guaranteed:

                                         _______________________________
___________________________________________________________________

                           SEE NOTES ON FOLLOWING PAGE
 __________________________________________________________________

NOTES:

1. SIGNATURES FOR THE ELECTION OF CONVERSION AND ASSIGNMENT ABOVE MUST BE GUARANTEED BY A COMMERCIAL BANK, A TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL STOCK EXCHANGE.

2. ALL CAPITALIZED TERMS USED IN THE FOREGOING ELECTION OF CONVERSION OPTION AND ASSIGNMENT SHALL HAVE THE MEANINGS FOR SUCH TERMS THAT ARE SET FORTH IN THE SERIES C PREFERRED STOCK CERTIFICATE TO WHICH THE ELECTION AND ASSIGNMENT PAGE IS ATTACHED.

3. THE SIGNATURE ON ANY ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR MODIFICATION.